Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS SECOND QUARTER EPS FROM CONTINUING
OPERATIONS OF $0.51 (EPS $0.52 ON AN ADJUSTED BASIS)

COMPARABLE STORE SALES INCREASE IN LINE WITH GUIDANCE

COMPANY INCREASES OUTLOOK FOR FISCAL 2016 ADJUSTED EPS

Columbus, Ohio - August 26, 2016 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $22.7 million, or $0.51 per diluted share, for the second quarter of fiscal 2016 ended July 30, 2016. This result includes an after tax expense of $0.6 million, or $0.01 per diluted share, associated with legacy pension plans which have been terminated. Excluding this expense, adjusted income from continuing operations totaled $23.4 million, or $0.52 per diluted share (see non-GAAP table included later in this release), which compares to our guidance of adjusted income from continuing operations of $0.42 to $0.47 per diluted share (non-GAAP). Adjusted income from continuing operations for the second quarter of fiscal 2015 was $21.1 million, or $0.41 per diluted share (non-GAAP). Comparable store sales increased 0.3% for the quarter, compared to our guidance of flat to an increase of 2%. Net sales for the second quarter of fiscal 2016 decreased 0.5% to $1,203 million, as our comparable store sales increase was offset by a lower store count compared to last year.

Commenting on today’s release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “We are pleased to report comps increased for the 10th consecutive quarter and our earnings were above the high end of our guidance range, increasing 27% over Q2 last year. Jennifer is responding positively to our strategic focus on ownable and winnable merchandise categories, improved merchandise presentations and more consistent in-store execution.”

SECOND QUARTER HIGHLIGHTS

•
Record adjusted income from continuing operations of $0.52 per diluted share (non-GAAP), a 27% increase compared to adjusted income from continuing operations of $0.41 per diluted share (non-GAAP) last year

•	Comparable store sales increase of 0.3% was in line with guidance and represents the 10th consecutive quarter of growth

	Earnings per Share

	Q2 2016	Q2 2015	YTD 2016	YTD 2015

Continuing operations	$0.51	$0.35	$1.31	$0.95

Impact of legacy pension costs (1)	$0.01	$0.01	$0.04	$0.02

Impact of non-recurring expense (1)	—	$0.05	—	$0.05

Continuing operations - adjusted basis (1)	$0.52	$0.41	$1.35	$1.03

% Change (2016 vs. 2015)	+27%		+31%

(1) Non-GAAP detailed reconciliation provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Inventory and Cash Management

Inventory ended the second quarter of fiscal 2016 at $809 million, a $12 million decrease compared to $821 million for the second quarter of fiscal 2015 as Inventory per store was essentially flat compared to last year combined with a lower store count year over year.

We ended the second quarter of fiscal 2016 with $58 million of Cash and Cash Equivalents and $258 million of borrowings under our credit facility compared to $57 million of Cash and Cash Equivalents and $223 million of borrowings under our credit facility as of the end of the second quarter of fiscal 2015. Cash flow (cash provided by operating activities less cash used in investing activities) was focused on reinvesting in the Company’s strategic initiatives to support long-term sustainable growth and returning cash to our shareholders through our share repurchase and dividend efforts.

Total Cash Returned To Shareholders
As a reminder, on March 1, 2016, our Board of Directors approved a share repurchase program (“2016 Share Repurchase Program”) providing for the repurchase of up to $250 million of our common shares. During the second quarter of fiscal 2016, we exhausted the authorization. In total for the program, we invested $250 million to repurchase 5.6 million shares, or approximately 11% of the Company’s shares outstanding, at an average price of $44.72 per share. Common shares acquired through the 2016 Share Repurchase Program will be available to meet obligations under our equity compensation plans and for general corporate purposes.

As announced earlier today in a separate press release, on August 25, 2016, our Board of Directors declared a quarterly cash dividend of $0.21 per common share. This dividend payment of approximately $9 million is payable on September 23, 2016, to shareholders of record as of the close of business on September 9, 2016.

The combination of share repurchase activity and our quarterly dividend payments represent approximately $270 million returned to shareholders during the first half of fiscal 2016.

FISCAL Q3 2016 GUIDANCE

•
Provides initial Q3 guidance for continuing operations of an adjusted loss of $0.04 per share (non-GAAP) to adjusted income of $0.01 per diluted share (non-GAAP), compared to an adjusted loss from continuing operations of $0.00 per diluted share (non-GAAP) for the same period last year

•	Provides initial Q3 guidance for comparable store sales in the range of flattish to +2%

For the third quarter of fiscal 2016, we estimate continuing operations will be in the range of an adjusted loss of $0.04 per share (non-GAAP) to adjusted income of $0.01 per diluted share (non-GAAP), compared to an adjusted loss from continuing operations of $0.00 per diluted share (non-GAAP) for the third quarter of fiscal 2015. This guidance is based on estimated comparable store sales in the range of flattish to +2% compared to a 2.6% comparable store sales increase in Q3 of fiscal 2015.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL Q4 2016 GUIDANCE

•
Provides initial Q4 guidance for adjusted income from continuing operations in the range of $2.18 to $2.23 per diluted share (non-GAAP), compared to adjusted income from continuing operations of $2.01 per diluted share (non-GAAP) for the same period last year

•	Provides initial Q4 guidance for comparable store sales in the range of flattish to +2%

For the fourth quarter of fiscal 2016, we estimate adjusted income from continuing operations will be in the range of $2.18 to $2.23 per diluted share (non-GAAP), compared to adjusted income from continuing operations of $2.01 per diluted share (non-GAAP) for the fourth quarter of fiscal 2015. This guidance is based on estimated comparable store sales in the range of flattish to +2% compared to a 0.7% comparable store sales increase in Q4 of fiscal 2015.

FISCAL 2016 GUIDANCE

•
Increases guidance for fiscal 2016 adjusted income from continuing operations to be in the range of $3.45 to $3.55 per diluted share (non-GAAP), representing a 15% to 18% increase compared to fiscal 2015 adjusted income from continuing operations of $3.01 per diluted share (non-GAAP)

•	Updates guidance for fiscal 2016 comparable store sales increase in the range of 1% to 2%

•	Increases guidance for fiscal 2016 cash flow to $210 million

Based on operating results for the first two quarters and our expectations for the third and fourth quarters of fiscal 2016 noted above, we now estimate fiscal 2016 adjusted income from continuing operations to be in the range of $3.45 to $3.55 per diluted share (non-GAAP), compared to our previous guidance of $3.35 to $3.50 per diluted share. This compares to adjusted income from continuing operations of $3.01 per diluted share (non-GAAP) for fiscal 2015. This outlook is based on a comparable store sales increase in the range of +1% to +2% and total sales up slightly. We estimate this financial performance will result in cash flow of approximately $210 million.

	Full Year

	2016 Guidance (1)	2015 (2)

Adjusted EPS from continuing operations	$3.45 to $3.55	$3.01

% Change (2016 vs. 2015)	+15% to +18%

(1) Non-GAAP - excludes potential impact of legacy pension costs.
(2) Non-GAAP - see attached reconciliation.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the second quarter and provide commentary on our outlook for fiscal 2016. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, September 9, 2016. A replay of this call will also be available beginning today at 12:00 noon through September 9 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 224796. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,445 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Food, Consumables, Furniture, Seasonal, Soft Home, Hard Home, and Electronics & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JULY 30	AUGUST 1
	2016	2015
	(Unaudited)	(Recast)
ASSETS

Current assets:
Cash and cash equivalents	$58,369	$57,363
Inventories	808,631	821,444
Other current assets	110,043	106,236
Total current assets	977,043	985,043

Property and equipment - net	545,271	578,802

Deferred income taxes	59,380	59,659
Other assets	42,966	40,859
	$1,624,660	$1,664,363

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$385,633	$365,640
Property, payroll and other taxes	84,060	79,140
Accrued operating expenses	76,799	72,593
Insurance reserves	43,265	41,282
Accrued salaries and wages	54,580	34,955
Income taxes payable	1,418	1,244
Total current liabilities	645,755	594,854

Long-term obligations under bank credit facility	257,900	223,200

Deferred rent	58,138	64,387
Insurance reserves	58,242	56,485
Unrecognized tax benefits	14,905	18,020
Other liabilities	46,222	66,885

Shareholders' equity	543,498	640,532
	$1,624,660	$1,664,363

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 30, 2016		AUGUST 1, 2015
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,203,155	100.0	$1,209,686	100.0
Gross margin	486,423	40.4	475,834	39.3
Selling and administrative expenses	416,740	34.6	414,305	34.2
Depreciation expense	30,757	2.6	30,992	2.6
Operating profit	38,926	3.2	30,537	2.5
Interest expense	(1,494)	(0.1)	(969)	(0.1)
Other income (expense)	(377)	(0.0)	(1,742)	(0.1)
Income from continuing operations before income taxes	37,055	3.1	27,826	2.3
Income tax expense	14,318	1.2	10,115	0.8
Income from continuing operations	22,737	1.9	17,711	1.5
Loss from discontinued operations, net of tax benefit of $13 and $48, respectively	(22)	(0.0)	(75)	(0.0)
Net income	$22,715	1.9	$17,636	1.5

Earnings per common share - basic (a)
Continuing operations	$0.51		$0.35
Discontinued operations	(0.00)		(0.00)
Net income	$0.51		$0.35

Earnings per common share - diluted (a)
Continuing operations	$0.51		$0.35
Discontinued operations	(0.00)		(0.00)
Net income	$0.50		$0.34

Weighted average common shares outstanding
Basic	44,402		50,831
Dilutive effect of share-based awards	612		505
Diluted	45,014		51,336

Cash dividends declared per common share	$0.21		$0.19

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 30, 2016		AUGUST 1, 2015
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,515,730	100.0	$2,490,141	100.0
Gross margin	1,004,104	39.9	979,950	39.4
Selling and administrative expenses	842,152	33.5	834,551	33.5
Depreciation expense	60,456	2.4	62,217	2.5
Operating profit	101,496	4.0	83,182	3.3
Interest expense	(2,128)	(0.1)	(1,465)	(0.1)
Other income (expense)	302	0.0	(1,714)	(0.1)
Income from continuing operations before income taxes	99,670	4.0	80,003	3.2
Income tax expense	38,320	1.5	29,984	1.2
Income from continuing operations	61,350	2.4	50,019	2.0
Income (loss) from discontinued operations, net of tax (expense) benefit of ($15) and $108, respectively	24	0.0	(170)	(0.0)
Net income	$61,374	2.4	$49,849	2.0

Earnings per common share - basic (a)
Continuing operations	$1.32		$0.96
Discontinued operations	0.00		(0.00)
Net income	$1.32		$0.96

Earnings per common share - diluted (a)
Continuing operations	$1.31		$0.95
Discontinued operations	0.00		(0.00)
Net income	$1.31		$0.95

Weighted average common shares outstanding
Basic	46,434		51,959
Dilutive effect of share-based awards	494		536
Diluted	46,928		52,495

Cash dividends declared per common share	$0.42		$0.38

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JULY 30, 2016	AUGUST 1, 2015
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$32,889	$29,138

Net cash used in investing activities	(26,278)	(35,550)

Net cash used in financing activities	(12,632)	(3,416)

Decrease in cash and cash equivalents	(6,021)	(9,828)
Cash and cash equivalents:
Beginning of period	64,390	67,191
End of period	$58,369	$57,363

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	JULY 30, 2016	AUGUST 1, 2015
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$111,500	$116,663

Net cash used in investing activities	(45,030)	(64,302)

Net cash used in financing activities	(62,245)	(47,259)

Increase in cash and cash equivalents	4,225	5,102
Cash and cash equivalents:
Beginning of period	54,144	52,261
End of period	$58,369	$57,363

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the second quarter of 2016, the year-to-date 2016, the second quarter of 2015, the year-to-date 2015, the third quarter of 2015, the fourth quarter of 2015, and the full year 2015 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

Second quarter of 2016 - Thirteen weeks ended July 30, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$416,740	$(1,070)	$415,670
Selling and administrative expense rate	34.6%	(0.1%)	34.5%
Operating profit	38,926	1,070	39,996
Operating profit rate	3.2%	0.1%	3.3%
Income tax expense	14,318	424	14,742
Effective income tax rate	38.6%	0.0%	38.7%
Income from continuing operations	22,737	646	23,383
Net income	22,715	646	23,361
Diluted earnings per share from
continuing operations	$0.51	$0.01	$0.52
Diluted earnings per share	$0.50	$0.01	$0.52

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $1,070 ($646, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Year-to-date 2016 - Twenty-six weeks ended July 30, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$842,152	$(3,210)	$838,942
Selling and administrative expense rate	33.5%	(0.1%)	33.3%
Operating profit	101,496	3,210	104,706
Operating profit rate	4.0%	0.1%	4.2%
Income tax expense	38,320	1,270	39,590
Effective income tax rate	38.4%	0.0%	38.5%
Income from continuing operations	61,350	1,940	63,290
Net income	61,374	1,940	63,314
Diluted earnings per share from
continuing operations	$1.31	$0.04	$1.35
Diluted earnings per share	$1.31	$0.04	$1.35

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $3,210 ($1,940, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Second quarter of 2015 - Thirteen weeks ended August 1, 2015

	As Reported	Adjustment to exclude loss contingency	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$414,305	$(4,487)	$(1,058)	$408,760
Selling and administrative expense rate	34.2%	(0.4%)	(0.1%)	33.8%
Operating profit	30,537	4,487	1,058	36,082
Operating profit rate	2.5%	0.4%	0.1%	3.0%
Income tax expense	10,115	1,776	417	12,308
Effective income tax rate	36.4%	0.4%	0.1%	36.9%
Income from continuing operations	17,711	2,711	641	21,063
Net income	17,636	2,711	641	20,988
Diluted earnings per share from
continuing operations	$0.35	$0.05	$0.01	$0.41
Diluted earnings per share	$0.34	$0.05	$0.01	$0.41

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) a pretax accrual of a loss contingency associated with merchandise-related legal matters of $4,487 ($2,711, net of tax); and (2) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $1,058 ($641, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Year-to-date 2015 - Twenty-six weeks ended August 1, 2015

	As Reported	Adjustment to exclude loss contingency	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$834,551	$(4,487)	$(2,125)	$827,939
Selling and administrative expense rate	33.5%	(0.2%)	(0.1%)	33.2%
Operating profit	83,182	4,487	2,125	89,794
Operating profit rate	3.3%	0.2%	0.1%	3.6%
Income tax expense	29,984	1,776	836	32,596
Effective income tax rate	37.5%	0.1%	0.0%	37.6%
Income from continuing operations	50,019	2,711	1,289	54,019
Net income	49,849	2,711	1,289	53,849
Diluted earnings per share from
continuing operations	$0.95	$0.05	$0.02	$1.03
Diluted earnings per share	$0.95	$0.05	$0.02	$1.03

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) a pretax accrual of a loss contingency associated with merchandise-related legal matters of $4,487 ($2,711, net of tax); and (2) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $2,125 ($1,289, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Third quarter of 2015 - Thirteen weeks ended October 31, 2015

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$411,994	$(2,560)	$409,434
Selling and administrative expense rate	36.9%	(0.2%)	36.7%
Operating (loss) profit	(2,158)	2,560	402
Operating (loss) profit rate	(0.2%)	0.2%	0.0%
Income tax benefit	(2,400)	1,012	(1,388)
Effective income tax rate	58.5%	31.5%	90.0%
Loss from continuing operations	(1,703)	1,548	(155)
Net (loss) income	(1,508)	1,548	40
Diluted earnings per share from
continuing operations	$(0.03)	$0.03	$(0.00)
Diluted earnings per share	$(0.03)	$0.03	$0.00

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $2,560 ($1,548, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Fourth quarter of 2015 - Thirteen weeks ended January 30, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$462,172	$(8,247)	$453,925
Selling and administrative expense rate	29.2%	(0.5%)	28.7%
Operating profit	154,708	8,247	162,955
Operating profit rate	9.8%	0.5%	10.3%
Income tax expense	56,528	3,264	59,792
Effective income tax rate	37.3%	0.3%	37.6%
Income from continuing operations	94,692	4,983	99,675
Net income	94,532	4,983	99,515
Diluted earnings per share from
continuing operations	$1.91	$0.10	$2.01
Diluted earnings per share	$1.91	$0.10	$2.01

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $8,247 ($4,983, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Full Year 2015 - Fifty-two weeks ended January 30, 2016

	As Reported	Adjustment to exclude loss contingency	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,708,717	$(4,487)	$(12,932)	$1,691,298
Selling and administrative expense rate	32.9%	(0.1%)	(0.2%)	32.6%
Operating profit	235,732	4,487	12,932	253,151
Operating profit rate	4.5%	0.1%	0.2%	4.9%
Income tax expense	83,842	1,776	5,112	90,730
Effective income tax rate	37.0%	0.0%	0.1%	37.1%
Income from continuing operations	143,008	2,711	7,820	153,539
Net income	142,873	2,711	7,820	153,404
Diluted earnings per share from
continuing operations	$2.81	$0.05	$0.15	$3.01
Diluted earnings per share	$2.80	$0.05	$0.15	$3.01

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) a pretax accrual of a loss contingency associated with merchandise-related legal matters of $4,487 ($2,711, net of tax); and (2) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $12,932 ($7,820, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.